EXHIBIT 99.1

KIDZ AI Issues Shareholder Letter Addressing Disconnect Between Current Share Price and Fundamentals

Net Cash of $13.7 Million — Approximately 3x Market Capitalization; Share Repurchases Underway, with Intent to Accelerate and Expand the Program to $3.0 Million; GPU Compute Revenue Expected to Begin in Q4 2026

•	Net cash position of approximately $13.7 million — cash and USDC stablecoin holdings, less notes payable— or approximately $1.25 per share as of July 24, 2026, based on unaudited management estimates.

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At the July 24, 2026 closing price of $0.4191 per share, the Company’s net cash position represented approximately 3 times its total market capitalization of approximately $4.6 million — with no value attributed to the operating business or contracted revenue.

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The Company has commenced repurchases under its previously authorized $2.0 million share repurchase program and intends to seek Board authorization to increase the program by 50%, to $3.0 million, and to accelerate the pace of repurchases — subject to market conditions, applicable law and trading window restrictions.

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Previously announced 60-month GPU compute services agreement provides for approximately $44.6 million in aggregate contracted service fees over its initial term — approximately 9.7 times the Company’s current market capitalization. GPU-related revenue is expected to begin in the fourth quarter of 2026.

NEW YORK, NY / ACCESS Newswire / July 27, 2026 — KIDZ AI Inc. (NASDAQ: KIDZ) (NASDAQ: KIDZW) (“KIDZ AI” or the “Company”), an education technology company advancing AI infrastructure and GPU compute initiatives alongside its core EdTech operations, today issued the following letter to shareholders from its Chief Executive Officer, Stephanie Luo. The letter sets out management’s view of the disconnect between the Company’s current trading price and its balance sheet and contracted commercial pipeline, updates shareholders on share repurchase activity, and reaffirms the expected timing of initial GPU compute revenue:

Dear Fellow Shareholders,

I am writing because we believe there is a significant and, in our view, unwarranted disconnect between the current trading price of KIDZ AI’s shares and what this Company actually owns and has contracted to deliver.

As of July 24, 2026, our shares closed at $0.4191. On that same date, based on unaudited management estimates, we held approximately $14.3 million in cash and USDC stablecoins against $0.6 million of notes payable — a net cash position of approximately $13.7 million, or approximately $1.25 per share. Put plainly: the market is valuing every dollar of cash on our balance sheet at roughly thirty-four cents, and assigning no value whatsoever to our operating business, our contracted GPU revenue or our strategic pipeline.

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The Numbers as We See Them

Selected Balance Sheet and Market Data (unaudited)	As of July 24, 2026
Cash	$11,333,895.21
USDC stablecoin holdings	$3,003,236.90
Total cash and USDC stablecoins	$14,337,132.11
Notes payable	$600,000.00
Net cash position	$13,737,132.11
Common shares outstanding	10,994,094
Net cash position per share	$1.25
Closing share price (July 24, 2026)	$0.4191
Market capitalization	$4,607,624.80
Net cash position / market capitalization	2.98x

Reaching this conclusion does not require shareholders to take any view on our growth prospects. On these figures, our net cash alone is worth nearly three times the entire equity value the market currently ascribes to KIDZ AI. Our Board of Directors and management team believe the current market price materially understates the Company’s net cash, its contracted revenue and its long-term opportunity.

Acting on That Conviction: Share Repurchases

A view of this kind is worth little unless the Company is willing to act on it with its own capital. We have begun repurchasing shares in the open market under our previously authorized $2.0 million share repurchase program. Given the discount at which our shares continue to trade, I intend to ask our Board to increase that authorization by 50%, to $3.0 million.

We also intend to accelerate the pace of repurchases if the trading price continues to fail to accurately reflect our financial position. Buying back stock at a substantial discount to the cash behind it is, in our view, among the most direct and accretive uses of capital available to us today, and we intend to pursue it deliberately — while preserving the liquidity required to execute on our GPU deployment and maintain our core AI education-related operations. Repurchases will remain subject to market conditions, share price and trading volume, applicable securities laws and trading window restrictions, our capital requirements and the discretion of the Board.

From Positioning to Revenue: GPU Commercialization

Our balance sheet gives us the flexibility to move from strategic positioning to commercial execution, and that transition is now underway. We recently announced a 60-month GPU compute services agreement with Canopy Wave that provides for approximately $44.6 million in aggregate contracted service fees over its initial term — a single revenue contract representing approximately 9.7 times the Company's current total market capitalization.

Based on our current financing, procurement and deployment timetable, we expect GPU-related revenue to begin in the fourth quarter of 2026. We are also advancing infrastructure and data center relationships, evaluating commercial partnerships and joint ventures, and considering strategic transactions that may expand our compute capacity, strengthen execution and support recurring enterprise demand.

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Focused on Execution

KIDZ AI enters this next phase with substantial liquidity, minimal debt, an active share repurchase program and a defined path to GPU revenue. Our priorities are straightforward: deploy capital responsibly, repurchase our stock while it trades at a deep discount to the cash behind it, hit measurable commercial milestones, and communicate material progress to shareholders promptly and transparently.

We do not believe today’s market price reflects the assets we hold or the opportunity in front of us. Our response will not be words alone — it will be disciplined capital allocation and execution against the milestones we have laid out.

Thank you for your continued support and trust.

Sincerely,

Stephanie Luo

Chief Executive Officer & Director

KIDZ AI Inc.

The figures presented above are approximate, unaudited and derived from internal management estimates as of July 24, 2026. These financial figures should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. Furthermore, “net cash position” as referred to above is not a measure prepared in accordance with U.S. GAAP. See “Use of Non-GAAP Information” below. The financial figures contained herein should not be interpreted as indicative of future performance. The Company does not intend to provide similar financial figures in the future.

About KIDZ AI Inc.

KIDZ AI Inc. (NASDAQ: KIDZ) (NASDAQ: KIDZW) is an education technology company advancing AI infrastructure and GPU compute initiatives alongside its core EdTech operations, building capacity to serve enterprise and AI-native customers.

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Use of Non-GAAP Information

“Net cash position” is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines “net cash position” as cash plus USDC stablecoin holdings, less notes payable. Management believes this measure provides useful supplemental information regarding the Company’s liquidity, but it should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The figures presented are preliminary, unaudited and based on internal management estimates as of July 24, 2026; they have not been reviewed or audited by the Company’s independent registered public accounting firm and are subject to change in connection with the completion of the Company’s quarterly closing and review procedures. Actual results reported in the Company’s periodic filings may differ. Aggregate contracted service fees under the Company’s GPU compute services agreement represent gross contracted revenue over the five-year initial term before associated costs, are subject to performance by the parties, and are not a measure of profit, cash flow or recognized revenue in any period.

Share Repurchase Program

The share repurchase program does not obligate the Company to acquire any particular amount of Class B common stock, and the program may be modified, suspended or discontinued at any time at the Company’s discretion without prior notice. Any increase in the size of the program is subject to authorization by the Company’s Board of Directors, and no assurance can be given that such authorization will be obtained or implemented. Repurchases may be effected from time to time in open market transactions, in privately negotiated transactions or by other means, including pursuant to a trading plan adopted in accordance with Rule 10b5-1 and/or in compliance with the manner, timing, price and volume conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing, number and value of shares repurchased will depend on a number of factors, including the market price and trading volume of the Company’s Class B common stock, general market and economic conditions, the Company’s liquidity and capital requirements, applicable legal and regulatory requirements, and applicable trading window restrictions. No assurance can be given that the Company will repurchase any additional shares or that repurchases will occur at any particular pace.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on KIDZ AI’s current beliefs, expectations and assumptions regarding the future of KIDZ AI’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of KIDZ AI’s control including, but not limited to: KIDZ AI’s ability to execute its business model, including obtaining market acceptance of its products and services; KIDZ AI’s ability to obtain the GPUs necessary to perform its obligations under the definitive agreement with Canopy Wave and achieve its goals and expected results; KIDZ AI’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; KIDZ AI’s ability to maintain the listing of its securities on Nasdaq; changes in KIDZ AI’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; KIDZ AI’s ability to attract and retain a large number of customers; KIDZ AI’s future capital requirements and sources and uses of cash; KIDZ AI’s ability to attract and retain key personnel; KIDZ AI’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; the possibility that KIDZ AI may be adversely affected by other economic, business, and/or competitive factors; the risk that the price of any crypto asset, many of which have historically been subject to dramatic price fluctuations and are highly volatile, could fall substantially negatively impacting KIDZ AI’s financial condition and results of operations; regulatory changes related to crypto assets; and fluctuations in the price of crypto assets. These risks and uncertainties also include those risks and uncertainties indicated in KIDZ AI’s filings with the SEC. KIDZ AI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by KIDZ AI in this press release is based only on information currently available to KIDZ AI and speaks only as of the date on which it is made. KIDZ AI undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

KIDZ AI Inc.

ir@kidzai.com

800-345-9588

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